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                                Registration No.

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(B)(2)  X
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                            WILMINGTON TRUST COMPANY
              (Exact name of trustee as specified in its charter)

               Delaware                           51-0055023
      (State of incorporation)       (I.R.S. employer identification no.)

                              Rodney Square North
                            1100 North Market Street
                           Wilmington, Delaware 19890
                    (Address of principal executive offices)

                               Cynthia L. Corliss
                        Vice President and Trust Counsel
                            Wilmington Trust Company
                              Rodney Square North
                           Wilmington, Delaware 19890
                                 (302) 651-8516
           (Name, address and telephone number of agent for service)

                              CENDANT CORPORATION

              (Exact name of obligor as specified in its charter)

               Delaware                              06-0918165
       (State of incorporation)          (I.R.S. employer identification no.)

            9 Sylvan Way
        Parsippany, New Jersey                             07054
(Address of principal executive offices)                 (Zip Code)


                 Guarantees and backup undertakings of Cendant
   Corporation in connection with Preferred Securities of Cendant Capital II by Cendant Corporation
                      (Title of the indenture securities)

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ITEM 1.             GENERAL INFORMATION.

                    Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.

                    Federal Deposit Insurance Co.      State Bank Commissioner
                    Five Penn Center                   Dover, Delaware
                    Suite #2901
                    Philadelphia, PA

            (b)     Whether it is authorized to exercise corporate trust powers.

                    The trustee is authorized to exercise corporate trust
            powers.

ITEM 2.     AFFILIATIONS WITH THE OBLIGOR.

                    If the obligor is an affiliate of the trustee, describe
            each affiliation:

                    Based upon an examination of the books and records of the
            trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

ITEM 3.     LIST OF EXHIBITS.
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                 List below all exhibits filed as part of this Statement of
            Eligibility and Qualification.

            A. Copy of the Charter of Wilmington Trust Company, which includes the certificate of authority of Wilmington Trust Company to commence business and the authorization of Wilmington Trust Company to exercise corporate trust powers.
            B.      Copy of By-Laws of Wilmington Trust Company.
            C.      Consent of Wilmington Trust Company required by
                    Section 321(b) of Trust Indenture Act.
            D. Copy of most recent Report of Condition of Wilmington Trust Company.

            Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 18th day of February, 1998.

                                         WILMINGTON TRUST COMPANY
[SEAL]

Attest: /s/ Christopher L. Kaiser        By: /s/ Norma P. Closs
       ----------------------------         ------------------------
       Assistant Secretary               Name:  Norma P. Closs
                                         Title: Vice President


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                                                                    EXHIBIT C




                             SECTION 321(B) CONSENT


            Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Wilmington Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.



                                    WILMINGTON TRUST COMPANY


Dated: February 18, 1998            By: /s/ Norma P. Closs
                                        ------------------
                                    Name: Norma P. Closs
                                    Title: Vice President